                                                                    EXHIBIT 10.3

                             [LOGO OF AUTHORISZOR]


October 4, 2000

Mr. Paul Ayres
19 Elmfield Avenue
Teddington,
Middlesex TW11 8BU
ENGLAND

Re: Offer of Employment
-----------------------

Dear Paul:

Authoriszor Inc. is pleased to extend to you this offer of employment as Managing Director for its Authoriszor Ltd. operation. The details of your offer are as follows:

[ ] Reporting to:                President & CEO

[ ] Start Date:                  October 9, 2000

[ ] Annual Base Salary:          (Pounds)185,000

[ ] Annual Incentive Bonus:      (Pounds)140,000

[ ] Annual Target Income:        (Pounds)325,000 (without the additional incentives)
                                 (Pounds)355,000 (with the additional incentives)

[ ] Stock Options:               200,000 stock options vesting annually
                                 over 4 years @ 25% per year.  Strike price will
                                 be established in accordance with the
                                 company's policy (i.e. the stock option
                                 price is the price of the stock at the market
                                 close on the last business day prior to your start
                                 date).

[ ] Private Health Insurance:    BUPA.
                                 Authoriszor Ltd. will pay 100% for self and partner.

[ ] Death and Service Benefits:  Authoriszor Ltd. will contribute up to 4 times your annual salary up to I.R. limit of (Pounds)367,200.

[ ] Pension Plan:                Authoriszor Ltd. will contribute 7.5% to a scheme of
                                 your choice.

[ ] Annual Vacation:             Four weeks

[ ] Car:                         Company will provide you with (Pounds)900 per month as a car allowance during your employment.

Mr. Paul Ayres
October 4, 2000
Page 2

FY01 COMPENSATION PLAN
----------------------

Annual Target Income:
Base salary:                   (Pounds) 185,000
Revenue Bonus @ 100%           (Pounds) 140,000
2Q Fast Start Bonus:           (Pounds)  20,000
5 Reference Accounts Bonus:    (Pounds)  10,000
                               ----------------
Target Income:                 (Pounds) 355,000
                               ----------------

Authoriszor agrees to pay a `guaranteed' bonus at 50% of the bonus plan outlined in `FY01 compensation plan' for an initial 90 day period from stated start date of October 9, 2000.

Revenue Bonus Plan
------------------

Annual Revenue Budget: (Pounds)5,419,067 (July 1, 2000 - June 30, 2001)
Revenue Quota:      (Pounds)4,000,000 (prorated October 1, 2000 - June 30, 2001)

Revenue Bonus
Attainment of Revenue goal:
          0% -  99%       1.75% of revenue
        100% - 124%     + 1.75% of revenue
               125+%    + 0.7% of revenue

1H Fast Start Bonus
If you attain the 2Q01 revenue goal of (Pounds)400,000, you will receive an additional 5% commission on the recorded revenues.

Five Reference Accounts Bonus

By December 31, 2000 if Authoriszor Ltd. secures 5 reference accounts (i.e. recognized firms; and these accounts agree to be a reference account for other prospects; and they agree to allow Authoriszor to issue a press release on their purchase) then you will receive a binary (Pounds)10,000 bonus.

Other Employment Provisions:

(a) Services Contract: Authoriszor will provide you with an employment term guarantee of 12 months. In the event that: a) you do not voluntarily leave Authoriszor during this term; or b) you are not terminated with cause during these 12 months, Authoriszor will pay you the balance of your base salary up to your 12th month.

(b)  Notice Period:  Six months, after the first year.

(c) Change of Ownership: In the event that there is a change in ownership with Authoriszor Inc. because the company is acquired during your vesting period, your unvested stock options provided in this offer will be fully vested.

Mr. Paul Ayres
October 4, 2000
Page 3

(d) Termination for Just Cause: The Employee's employment may be terminated for "just cause", examples of which are defined as follows:

     The Company may unilaterally terminate the Employee's employment hereunder "for just cause" at any time during the term of this agreement. Termination of the Employee's employment by the Company shall constitute a termination "for just cause" if such termination is for one or more of the following causes: (i) willful misconduct of the Employee in connection with the performance of his assigned duties; (ii) the Employee's willful, material breach of this Agreement or the willful breach of duties, which results in damage or injury to the Company or adversely affects the business activities, operations, reputation, goodwill or image of the Company or its customers, (iii) the conviction of the Employee of a felony or proven commission (i.e., a substantiated allegation) of an act of fraud or embezzlement, either in connection with the performance of his obligations to the Company or which materially adversely affects the Employee's ability to perform such obligations, or which adversely affects the business activities, operations, reputation, goodwill or image of the Company; (iv) breach of fiduciary duty as an officer of the Company; (v) the willful commission by Employee of an act which induces any employee or customer of the Company to break a contract with the Company, other than at the request of the Company; or (vi) knowingly infringes or misappropriates any intellectual property of the Company, including without limitation any trade secrets of any third party.

     Any action or inaction or omission on the Employee's part shall be considered willful if taken, or omitted to be taken, as the case may be, by the Employee without a reasonable belief that the action or omission was in the best interest of the Company or that the act or omission was in good faith. After notice of termination for cause has been delivered to the Employee, the Employee shall be entitled to have the grounds for termination of employment reviewed by the Board of Directors, provided such entitlement to review shall not serve to extend the date upon which the termination of employment shall become effective. In making any determination under this Section, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and be heard with counsel at a meeting of the Board of Directors and present evidence on his behalf.

     In the event of any such termination for "cause," the Employee shall be entitled to receive upon termination to: (i) earned and unpaid salary, bonus and vacation through the termination date, (ii) benefits for the applicable period permitted by statute, provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect, (iii) vested options (to the extent then vested) and (iv) no other severance or other compensation benefits, other than payments which are required by law to be provided to all discharged employees.

(e) Voluntary Termination. The Employee may voluntarily terminate his employment at any time by providing the Company with forty-five (45) days prior written notice of termination. In the event of any such voluntary termination by the Employee, the Employee shall be entitled to (i) accrued and unpaid salary, bonus, and vacation through the termination date, (ii) benefits for the applicable period permitted by statute,

Mr. Paul Ayres
October 4, 2000
Page 4

     provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect, (iii) vested options (to the extent then vested) and (iv) no other severance or other compensation benefits, other than payments which are required by law to be provided to all discharged employees.

(f) At the Election of the Company for Reasons Other Than Just Cause. The Company may, immediately and unilaterally, terminate the Employee's employment hereunder at any time during the term of this Agreement without "cause" by giving thirty (30) days' advance written notice to the Employee of the Company's election to terminate. During such period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in matters relating to the transition of a new, successor officer of the Company. In the event the Company exercises its right to terminate the Employee under this section during the first year, the Company agrees to pay the Employee a severance or termination payment of twelve months' base salary at the then current base rate, payable in the same manner as such salary was payable during the term of the Employee's employment. Such severance payment shall be payable on a monthly basis for the twelve (12) months following the Employee's termination and shall be subject to all applicable federal and state taxes, and this obligation shall survive termination of this Agreement. In addition, the Employee shall be entitled to (i) accrued and unpaid salary, bonus, and vacation through the termination date, (ii) Health benefits for the applicable period permitted by statute, provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect,
     (iii) vested options, and (iv) 50% of the unvested stock provided in this agreement.

     In the event the Company exercises its right to terminate the Employee under this section after the first year of employment, the Company agrees to pay the Employee a severance or termination payment of six months' base salary at the then current base rate, payable in the same manner as such salary was payable during the term of the Employee's employment.

     Such severance payment shall be payable on a monthly basis for the six (6) months following the Employee's termination and shall be subject to all applicable statutory taxes, and this obligation shall survive termination of this Agreement. In addition, the Employee shall be entitled to (i) accrued and unpaid salary, bonus, and vacation through the termination date, (ii) benefits for the applicable period permitted by statute, provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect, (iii) vested options, and (iv) 50% of the unvested stock provided in this agreement.

     It shall be deemed to be a constructive termination "without cause" if: (i) the Employee's responsibilities are reduced or diluted in any material way;
     (ii) the Employee's annual salary or bonus arrangement is reduced in any material way; or (iii) the Employee is relocated to another Company office or facility to a location outside of a radius of 100 miles from the Company's current facility or without the Employee's written consent; or

Mr. Paul Ayres
October 4, 2000
Page 5

    (iv) there occurs a determination by the Employee made in good faith that as a result of any material change in the scope of the business or other activities for which he is responsible, he has been rendered unable to carry out, has been hindered in the performance of, or has suffered a reduction in, in a material way, of any of the authorities, powers, functions, responsibilities or duties attached to the officer position held by employee, which situation is not remedied within 30 business days after written notice to Company from Employee of such determination.

g) Change of Ownership: In the event that there is a change of ownership of more than 50% in a single or series of transactions, the option shares' restrictions will be lifted and the remaining unvested shares of this agreement will vest and become immediately exercisable;

h) Governing Law: This Agreement shall be governed and construed in accordance with the laws of England.

i) Insider Trading Policy: You agree to comply with the Company's Insider Trading Policy ("Policy") [attached], as the Policy may be amended or supplemented from time to time, during your employment with the Company.

Paul, with your significant sales and general management skills, the growing marketplace requirements for Authoriszor's solutions, and the corporate management support that you have available to your from the company and the Board, I am confident that Authoriszor can provide you with the opportunity to fulfill your career and financial income objectives.

Please initial each page, sign, and provide me with a copy of this signed letter confirming your acceptance of this offer of employment. This offer expires on Sunday, October 8, 2000.

We are looking forward to your valued contributions to our Authoriszor Team.

Best regards,



____________________
Richard A. Langevin
President & CEO

Agreed:                                         Accepted:


_______________________________                 ______________________________
Paul Ayres                                      Richard A. Langevin


Date:__________________________                 Date:_________________________